                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated May 11, 1999 relating to the consolidated financial statements of American Superconductor Corporation as of March 31, 1999 and 1998, and for the years ended March 31, 1999, 1998 and 1997, which appears in and is incorporated by reference in such Registration Statement. We also consent to the references to us under the captions "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

                                             /s/ PricewaterhouseCoopers LLP
                                             PricewaterhouseCoopers LLP

Boston, Massachusetts

January 28, 2000